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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-36612 and 33-53963) and in the Registration Statements on Form S-8 (Nos. 33-53665 and 33-54553) of Amax Gold Inc. of our report dated February 12, 1997 appearing on page 9 of the 1996 Annual Report to Shareholders of Amax Gold Inc., which is incorporated by reference in this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP
------------------------

PRICE WATERHOUSE LLP

Denver, Colorado
March 12, 1997